Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Large Company Value Fund (the "Fund") was held on October 27, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Trustees.

                                                 Number of Votes:
                                                 ----------------

                    Trustee               For                      Withheld
                    -------               ---                      --------

       Paul Bancroft III               38,085,081                 1,786,033

       Sheryle J. Bolton               38,105,435                 1,765,679

       William T. Burgin               38,107,768                 1,763,345

       Thomas J. Devine                38,067,804                 1,803,309

       Keith R. Fox                    38,119,861                 1,751,253

       William H. Luers                38,075,827                 1,795,287

       Wilson Nolen                    38,066,239                 1,804,874

       Daniel Pierce                   38,083,758                 1,787,356

       Kathryn L. Quirk                38,038,271                 1,832,842

2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For            Against           Abstain      Broker Non-Votes*
         ---            -------           -------      -----------------

      37,089,819       1,627,272         1,154,022             0

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)

                                Number of Votes:
                                ----------------

         For            Against           Abstain      Broker Non-Votes*
         ---            -------           -------      -----------------

      45,797,505       3,595,547         2,212,122           59,837


                     22 - Scudder Large Company Value Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against           Abstain      Broker Non-Votes*
         ---            -------           -------      -----------------

      46,189,325       3,144,356         2,331,331             0

5. To approve the revision of certain fundamental investment policies.


                                                                             Number of Votes:
                                                                             ----------------

                                                                                                             Broker
                  Fundamental Policies                    For            Against           Abstain         Non-Votes*
                  --------------------                    ---            -------           -------         ----------


             5.1  Diversification                     34,005,343        2,454,013         1,960,455        1,451,302

             5.2  Borrowing                           33,835,774        2,622,719         1,961,318        1,451,302

             5.3  Senior securities                   33,982,067        2,478,081         1,959,663        1,451,302

             5.4  Concentration                       33,968,745        2,492,434         1,958,632        1,451,302

             5.5  Underwriting of securities          34,002,167        2,454,125         1,963,520        1,451,302

             5.6  Investment in real estate           33,982,290        2,222,307         2,215,214        1,451,302

             5.7  Purchase of physical commodities    33,949,335        2,253,051         2,217,425        1,451,302

             5.8  Lending                             33,988,413        2,219,997         2,211,401        1,451,302

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

          For                      Against                    Abstain
          ---                      -------                    -------

       37,758,458                  721,353                   1,391,302

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                     23 - Scudder Large Company Value Fund